                        1996 STOCK OPTION PLAN
                                  OF
                     KEYNOTE SYSTEMS INCORPORATED


     1.    PURPOSES OF THE PLAN

           The purposes of the 1996 Stock Option Plan (the "Plan") of KeyNote Systems Incorporated, a California corporation (the "Company"), are to:

           (a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

           (b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

           (c) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

           Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQSOs").

     2.    ELIGIBLE PERSONS

           Every person who at the date of grant of an option is a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee, of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

     3.    STOCK SUBJECT TO THIS PLAN

           Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under options granted pursuant to this Plan shall not exceed 1,648,938 shares of Common Stock. The shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

     4.    ADMINISTRATION

           (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or, either in its entirety or only insofar as required pursuant to Section 4(b) hereof, by a committee (the "Committee") of at least two Board members to which administration of the Plan, or of part of the Plan, is delegated (in either case, the "Administrator").

           (b) From and after such time as the Company registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is intended that this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

           (c) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of options granted; (iv) to determine the persons to whom, and the time or times at which, options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

           (d) All questions of interpretation, implementation and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

           (e) With respect to persons subject to Section 16 of the Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, of if any such person incurs any liability under Section 16 of the Exchange Act.

     5.    GRANTING OF OPTIONS; OPTION AGREEMENT

           (a) No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

           (b) Each option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of an Option, although the exercise of each option shall be subject to Section 6.1.3.

           (c) The stock option agreement shall specify whether each Option it evidences is a NQO or an ISO.

           (d) Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval.

     6.    TERMS AND CONDITIONS OF OPTIONS

           Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in
Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

           6.1. TERMS AND CONDITIONS TO WHICH ALL OPTIONS ARE SUBJECT. All Options granted under this Plan shall be subject to the following terms and conditions:

                  6.1.1 CHANGES IN CAPITAL STRUCTURE. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each option outstanding under this Plan, and (b) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

                  6.1.2 CORPORATE TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent previously exercised, all Options will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities on the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity). If such successor does not agree to assume the Options or to substitute equivalent options therefor, unless the Administrator shall determine otherwise, the Options will expire upon such event.

                  6.1.3   TIME OF OPTION EXERCISE.  Subject to Section 5 and
Section 6.3.4, options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule related to the date of the grant of the option, the date of first employment, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") and specified in the written stock option agreement relating to such Option; provided, however, that the right to exercise an Option must vest at the rate of at least 20% per year over five years from the date the Option was granted. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

                  6.1.4 OPTION GRANT DATE. Except in the case of advance approvals described in Section 5(d), the date of grant of an option under this Plan shall be the date as of which the Administrator approves the grant.

                  6.1.5 NONASSIGNABILITY OF OPTION RIGHTS. No Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

                  6.1.6 PAYMENT. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

                          (a)    Acceptance of the Optionee's full recourse
promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                          (b)    Delivery by the optionee of Common Stock
already owned by the optionee for all or part of the Option price , provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator.

                  6.1.7   TERMINATION OF EMPLOYMENT.

                          (a)    If for any reason other than death or
disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the option Agreement (but in no event after the Expiration
Date); PROVIDED, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).

                          (b)    If an optionee dies while employed by the
Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the Optionee's personal representative, or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death of the optionee, or such other period of not less than six months from the date of Termination as is specified in the Option Agreement (but in no event after the Expiration Date).

                          (c)    If an optionee ceases to be employed by the
Company as a result of his or her disability, the optionee may, but only within six (6) months from the date of Termination (and in no event after the Expiration Date), exercise the Option to the extent otherwise entitled to exercise it at the date of Termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an ISO such ISO shall automatically convert to an NQO on the day three months and one day following such Termination. To the extent that the optionee was not entitled to exercise the Option at the date of Termination or if the optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

                          (d)    For purposes of this Section, 6.1.7,
"employment" includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave, or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

                  6.1.8 REPURCHASE OF STOCK. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any Option granted to an employee, director or consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any employee, or director or consultant whose employment, or director or consulting relationship with the Company is terminated. Such right of repurchase either:

                          (a)    shall be at the Option exercise price and (i)
shall lapse at the rate of at least 20% per year over five years from the date the Option is granted (without regard to the date it becomes exercisable), and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of such termination and (ii) if the right is assignable by the Company, the assignee must pay the Company upon assignment of the right (unless the assignee is a 100% owned subsidiary of the Company or is an Affiliate) cash equal to the difference between the Option exercise price and the value (determined as set forth in Section 6.1.11) of the stock to be purchased if the Option exercise price is less than such value; or

                          (b)    shall be at the higher of the Option exercise
price or the value (determined as set forth in Section 6.1.11) of the stock being purchased on the date of termination, and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of termination of employment, and such right shall terminate when the Company's securities become publicly traded.

           Determination of the number of shares subject to any such right of repurchase shall be made as of the date the employee's employment by, director's director relationship with, or consultant's consulting relationship with, the Company terminates, not as of the date that any Option granted to such employee, director or consultant is thereafter exercised.

                  6.1.9 WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of an Option or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its sole discretion after considering any tax or accounting consequences, an optionee may elect to (i) deliver a promissory note on such terms as the Administrator deems appropriate, (ii) tender to the Company previously owned shares of Stock or other securities of the Company, or
(iii) have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option, subject to the following limitations:

                          (a)    Any election pursuant to clause (iii) above by
an optionee subject to Section 16 of the Exchange Act shall either (x) be made at least six months before the Tax Date and shall be irrevocable; or (y) shall be made in (or made earlier to take effect in) any ten-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and shall be subject to approval by the Administrator, which approval may be given at any time after such election has been made. In addition, in the case of (y), the Option shall be held at least six months prior to the Tax Date.

                          (b)    Any election pursuant to clause (ii) above,
where the optionee is tendering Common Stock issued pursuant to the exercise of an Option, shall require that such shares be held at least six months prior to the Tax Date.

           Any of the foregoing limitations may be waived (or additional limitations may be imposed) by the Administrator, in its sole discretion, if the Administrator determines that such foregoing limitations are not required (or that such additional limitations are required) in order that the transaction shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or any successor rule thereto. In addition, any of the foregoing limitations may be waived by the Administrator, in its sole discretion, if the Administrator determines that Rule 16b-3, or any successor rule thereto, is not applicable to the exercise of the Option by the optionee or for any other reason.

           Any securities tendered or withheld in accordance with this Section
6.1.9 shall be valued by the Company as of the Tax Date.

                  6.1.10 OTHER PROVISIONS. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such

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provisions and conditions as are necessary to qualify the Option as an
"incentive stock option" within the meaning of Section 422 of the Code. If Options provide for a right of first refusal in favor of the Company with respect to stock acquired by employees, directors or consultants, such Options shall provide that the right of first refusal shall terminate upon the earlier of (i) the closing of the Company's initial registered public offering to the public generally. or (ii) the date ten years after the grant date as set forth in Section 6.1.4.

                  6.1.11 DETERMINATION OF VALUE. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

                          (a)    If the stock of the Company is listed on any
established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the WALL STREET JOURNAL or similar publication.

                          (b)    If the stock of the Company is regularly
quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                          (c)    In the absence of an established market for
the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

                  6.1.12 OPTION TERM. Subject to Section 6.3.5, no Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

                  6.1.13 EXERCISE PRICE. The exercise price of any Option granted to any person who owns, directly or by attribution under the Code currently Section 424(d), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the option is granted.

     6 2   TERMS AND CONDITIONS TO WHICH ONLY NQOS ARE SUBJECT.  Options
granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

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                  6.2.1.  EXERCISE PRICE.  Except as set forth in Section
6.1.13, the exercise price of a NQO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.11) of the stock subject to the Option on the date of grant.

           6.3 TERMS AND CONDITIONS TO WHICH ONLY ISOS ARE SUBJECT. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

                  6.3.1 EXERCISE PRICE. Except as set forth in Section 6.1.13, the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

                  6.3.2 DISQUALIFYING DISPOSITIONS. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

                  6.3.3 GRANT DATE. If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for options granted on that date.

                  6.3.4 VESTING. Notwithstanding any other provision of this Plan, ISOs granted under all incentive stock option plans of the Company and its subsidiaries may not "vest" for more than $100,000 in fair market value of stock (measured an the grant dates(s)) in any calendar year. For purposes of the preceding sentence, an option "vests" when it first becomes exercisable. If, by their terms, such ISOs taken together would vest to a greater extent in a calendar year, and unless otherwise provided by the Administrator, the vesting limitation described above shall be applied by deferring the exercisability of those ISOs or portions of ISOs which have the highest per share exercise prices; but in no event shall more than $100,000 in fair market value of stock (measured an the grant date(s)) vest in any calendar year. The ISOs or portions of ISOs whose exercisability is so deferred shall become exercisable an the first day of the first subsequent calendar year during which they may be exercised, as determined by applying these same principles and all other provisions of this Plan including those relating to the and expiration and termination of ISOs. In no event, however, will the operation of this Section 6.3.4 cause an ISO to vest before its terms or, having vested, cease to be vested.

                  6.3.5 TERM. Notwithstanding Section 6.1.12, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five years after the date of grant.

     7.    MANNER OF EXERCISE

           (a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in

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Section 6.1.6.  The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

           (b) Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of an optionee shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

     8.    EMPLOYMENT OR CONSULTING RELATIONSHIP

           Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

     9.    FINANCIAL INFORMATION

           The Company shall provide to each optionee during the period such optionee holds an outstanding Option, and to each holder of Common Stock acquired upon exercise of Options granted under the Plan for so long as such person is a holder of such Common Stock, annual financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall include, at a minimum, a balance sheet and an income statement, and shall be delivered as soon as practicable following the end of the Company's fiscal year.

     10. CONDITIONS UPON ISSUANCE OF SHARES. Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

     11. NONEXCLUSIVITY OF THE PLAN. The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, granting of stock options other than under the Plan.

     12. MARKET STANDOFF. Each Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities

Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

     13.   AMENDMENTS TO PLAN

           The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes, or (b) the Board otherwise concludes that shareholder approval is advisable.

     14.   EFEECTIVE DATE OF PLAN

           This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

     Plan adopted by the Board of Directors on _________________________.

     Plan approved by Shareholders on _____________________________.

                           EXHIBIT 5.1 OF THE INCENTIVE
                              STOCK OPTION AGREEMENT


     The ISO shall be exercisable with respect to twenty-five percent (25%) of the total number of ISO Shares one year after the Vesting Base Date and, thereafter, with respect to an additional 1/48 of such shares at the end of each month after the first anniversary of the Vesting Base Date, so that all of the ISO Shares may be purchased on and after the fourth anniversary of the Vesting Base Date.

     Initialed by:  Keynote Systems Incorporated

     By:
         ---------------------------------------

     Title:
           -------------------------------------



     Optionee:
              ----------------------------------

                                     Exhibit 5.3

                             Keynote Systems Incorporated
                                  STOCK OPTION PLAN
                               STOCK PURCHASE AGREEMENT


(A)   Name of Purchaser:
(B)   Number of Plan Shares:
(C)   Exercise Price:
(D)   Purchase Price:
(E)   Date of Option Agreement:
(F)   Effective Date:

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the date set forth in Item F above (the "Effective Date") between Keynote Systems Incorporated, a California corporation (the "Company"), and the person named in Item A above (the "Purchaser").

      THE PARTIES AGREE AS FOLLOWS:

      1. PURCHASE OF SHARES. Pursuant to the Company's Stock Option Plan (the "Plan") and to a stock option agreement ("Option Agreement") between the parties dated the date set forth in Item E above, the Company hereby sells to Purchaser, and Purchaser hereby buys from the Company, that number of shares (the "Plan Shares") of the Company's Common Stock (as defined in the Plan) set forth in Item B above on the terms and conditions set forth herein and in the Plan and the Option Agreement, the terms and conditions of the Plan and the Option Agreement being hereby incorporated into this Agreement by reference.

      2. PURCHASE PRICE. Purchaser shall purchase the Plan Shares from the Company, and the Company shall sell the Plan Shares to Purchaser, at a price per share as set forth in Item C above (the "Exercise Price"), for a total purchase price as set forth in Item D above (the "Purchase Price").

      3. MANNER OF PAYMENT. Purchaser shall pay the Purchase Price of the Plan Shares by delivery of cash. check, previously owned shares of Common Stock (provided that delivery of previously owned shares may not be made more than once in any six-month period), or a full recourse promissory note equal to up to 90% of the Purchase Price and payable over no more than five years (or in the manner set forth in Exhibit 5.4 to the Option Agreement evidencing the option, the absence of any Exhibit 5.4 indicating that no such exhibit was intended).

      4. COMPANY'S RIGHT OF REPURCHASE UPON TERMINATION OF EMPLOYMENT. The Plan Shares are subject to a right of repurchase in favor of the Company (the "Right of Repurchase") to the extent set forth on Exhibit 7 of the Option Agreement (the absence of Exhibit 7 in the Option Agreement indicating that no such exhibit was intended). If the Purchaser's employment, consulting or service as a director with the Company terminates before the Right of Repurchase lapses in accordance with Exhibit 7 of the Option Agreement, the Company may purchase stock subject to the Right of Repurchase (either by payment of cash or by cancellation of purchase money indebtedness) for an amount equal to the price the Optionee paid for such Plan Shares (exclusive of any taxes paid upon acquisition of the stock) by giving notice at any time within the later of (a) 30 days after the acquisition of the Plan Shares upon option exercise, or (b) 90 days after such termination of employment that the Company is exercising its right of repurchase. The Company shall include with such notice payment in full in cash or by evidence of cancellation of purchase money indebtedness. The Purchaser may not dispose of or transfer Plan Shares while such shares are subject to the Right of Repurchase and any such attempted transfer shall be null and void.

      5.   COMPANY'S RIGHT OF FIRST REFUSAL RESPECTING PLAN SHARES.

           5.1 RIGHT OF FIRST REFUSAL. In the event that Purchaser proposes to sell, pledge or otherwise transfer any Plan Shares or any interest in such shares to a bona-fide third party offeror, the Company shall have a right of first refusal (the "Right of First Refusal") with respect to such Plan Shares. If Purchaser desires to transfer Plan Shares, Purchaser shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of Plan Shares proposed to be transferred, the proposed transfer price and the name and address of the bona-fide third party offeror. The Transfer Notice shall be signed both by Purchaser and by the bona-fide third parry offeror and must constitute a binding commitment of both such parties for the transfer of such Plan Shares. The Company may elect to purchase the Plan Shares subject to the Transfer Notice by delivery of a notice of exercise of the Company's Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company. The purchase price paid by the Company shall be the price per share equal to the proposed per share transfer price, and shall be paid to the Purchaser within 60 days after the date the Transfer Notice is received by the Company, unless a longer period for payment was offered by the bona-fide third party offeror, in which case the Company shall pay the purchase price within such longer period. The Company's rights under this Section 5.1 shall be freely assignable, in whole or in part. Notwithstanding the foregoing, the Right of First Refusal does not apply to a transfer of Plan Shares by gift or devise to the Purchaser's immediate family (i.e., parents, spouse or children or to a trust for the benefit of the Purchaser or any of the Purchaser's immediate family members), but does apply to any subsequent transfer of such Plan Shares by such immediate family members.

           5.2 TRANSFER OF PLAN SHARES. If the Company fails to exercise the Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company, Purchaser may, not later than 75 days following delivery to the Company of the Transfer Notice, conclude a transfer of the Plan Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Purchaser, shall again be subject to the Company's Right of First Refusal and shall require compliance by Purchaser with the procedure described in Section 5. 1 of this Agreement. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of Plan Shares on the terms, other than price, as applicable under Section 5.1, set forth in the Transfer Notice, subject; provided, however, in the event the Transfer Notice provides for payment for the Plan Shares other than in cash, the Company shall have the option of paying for the Plan Shares by paying in cash the present value of the consideration described in the Transfer Notice; and further provided that if the value of noncash consideration is to be paid, and the Optionee disagrees with the value determined by the Company, the Optionce may request an independent appraisal by an appraiser acceptable to the Optionee and the Company, the costs of such appraisal to be borne equally by the Optionee and the Company. If, at the time of exercise of the right of first refusal, any notes are outstanding which represent any portion of the Purchase Price of the Plan Shares, the repurchase price shall be paid first by cancellation of any obligation for accrued but unpaid interest under such notes, next by cancellation of principal under such notes, and finally by payment of cash.

           5.3 BINDING EFFECT OF RIGHT OF FIRST REFUSAL. The Company's Right of First Refusal shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any transferee of Plan Shares other than a transferee acquiring Plan Shares in a transaction where the Company failed to exercise the Right of First Refusal (a "Free Transferee") or a transferee of a Free Transferee.

           5.4 TERMINATION OF COMPANY'S RIGHT OF FIRST REFUSAL. Notwithstanding anything in this Section 5, the Company shall have no Right of First Refusal, and Purchaser shall have no obligation to comply with the procedures in Sections 5.1 through 5.3, after the earlier of (a) the closing of the Company's initial registered public offering to the public generally, or (b) the date ten (10) years after the Effective Date of the Option Agreement.

      6. STOCK CERTIFICATE RESTRICTIVE LEGENDS. Stock certificates evidencing Plan Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement.

      7. REPRESENTATIONS, COVENANTS AND ACKNOWLEDGMENTS OF PURCHASER. Purchaser hereby represents, warrants, covenants. acknowledges and agrees that:

           7.1 INVESTMENT. Purchaser is acquiring the Plan Shares for Purchaser's own account, and not for the account of any other person. Purchaser is acquiring the Plan Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

           7.2 BUSINESS EXPERIENCE. Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company evidenced by the purchase of the Plan Shares.

           7.3 RELATION OF COMPANY. Purchaser is presently an officer, director or employee of, or consultant to, the Company and in such capacity has become personally familiar with the business, affairs, financial condition and results of operations of the Company.

           7.4 ACCESS TO INFORMATION. Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business affairs, financial condition and results of operations of the Company. Purchaser has had access to such financial and other information as is necessary in order for Purchaser to make a fully-informed decision as to investment in the Company by way of purchase of the Plan Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Purchaser has had access. Purchaser acknowledges that all financial information concerning the Company that has been or will be provided to Purchaser is Confidential Information within the meaning of the Employee Confidential Information and Inventions Agreement between Purchaser and the Company and is subject to the obligation of confidentiality and other restrictions and limitations set forth therein.

           7.5 SPECULATIVE INVESTMENT. Purchaser's investment in the Company represented by the Plan Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within Purchaser's risk capital means and is not so great in relation to Purchaser's total financial resources as would jeopardize the personal financial needs of Purchaser or Purchaser's family in the event such investment were lost in whole or in part.

           7.6 REGISTRATION. Purchaser may bear the economic risk of investment for an indefinite period of time because the sale to Purchaser of the Plan Shares has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Plan Shares cannot be transferred by Purchaser unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of any of the Shares under the Securities Act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act, including without limitation any exemption for limited sales in routine brokers' transactions pursuant to Rule 144, will be available; if the exemption under Rule 144 is available at all, it will not be available until at least two years after payment of cash for the Plan Shares and not then unless: (a) a public trading market then exists in the Company's common stock; (b) adequate information as to the Company's financial and other affairs and operations is then available to the public; and (c) all other terms and conditions of Rule 144 have been satisfied. Purchaser understands that the resale provisions of Rule 701 will not apply until 90 days after the Company becomes subject to the reporting obligations of the Securities Exchange Act of 1934 (typically upon the effective date of an initial public offering).

           7.7 PUBLIC TRADING. None of the Company's securities is presently publicly traded, and the Company has made no representation, covenant or agreement as to whether there will be a public market for any of its securities.

           7.8 TAX ADVICE. The Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by this Agreement and Purchaser is in no manner relying on the Company or its representatives for an assessment of such tax consequences. Purchaser shall execute and deliver to the Company a copy of the Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Internal Revenue Code (the "Acknowledgment") attached hereto as
Exhibit 7A and a copy of the Election Pursuant to Section 83(b) of the Code, attached hereto as Exhibit 7B, if Purchaser has indicated in the Acknowledgment his or her decision to make such an election. Purchaser will consult with his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence and whether such filing is desirable under the circumstances.

      8. BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

      9. DAMAGES. Purchaser shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Plan Shares which is not in conformity with the provisions of this Agreement.

      10. DISQUALIFYING DISPOSITIONS OF ISO STOCK. If stock acquired by exercise of an ISO (as defined in Section 1 of the Plan) is disposed of within two years after the Effective Date (as defined in the Option Agreement) or within one year after such exercise, Purchaser immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

      11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

      12. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until Purchaser is notified in writing to the contrary, all notices, communication and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

      Keynote Systems Incorporated
      Two West Fifth Avenue
      San Mateo, CA 94402
      Attention:  President

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Purchaser and related to this Agreement, if not delivered by hand, shall be mailed to Purchaser's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

      IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

Keynote Systems Incorporated

By:
   --------------------------------
Title:
      -----------------------------

      Purchaser hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.


-----------------------------------
Purchaser


      Purchaser's spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Plan Shares hereby purchased.


-----------------------------------
Purchaser's Spouse


EXHIBITS


Exhibit 7A    Acknowledgment Regarding Election Pursuant to Section 83(b)

Exhibit 7B    Section 83(b) Election

                             ACKNOWLEDGEMENT AND STATEMENT
                            OF DECISION REGARDING ELECTION
                             PURSUANT TO SECTION 83(b) OF
                              THE INTERNAL REVENUE CODE


      The undersigned (which term includes the undersigned's spouse), a purchaser of _______ shares of Common Stock of Keynote Systems Incorporated (the "Company") pursuant to an option granted under the Company's Stock Option Plan (the "Plan"), hereby states as follows:

      1. The undersigned acknowledges receipt of a copy of a Stock Purchase Agreement by and between the undersigned and the Company (the "Agreement") effecting the purchase of shares, which the undersigned has carefully reviewed.

      2.    The undersigned either [check as applicable]:

      ____  (a)   has consulted, and has been fully advised by, the
                  undersigned's own tax advisor, ________________________,
                  whose business address is _______________________, regarding the income tax consequences of purchasing shares under the Agreement, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal
                  Revenue Code of 1986, as amended (the "Code"), and pursuant to the corresponding provisions, if any, of applicable state laws (including without limitation Section 17122.7(b) of the California Revenue and Taxation Code, as amended (the "Rev. &
                  Tax. Code") if applicable); or

      ____  (b)   has knowingly chosen not to consult a tax advisor.

      3. The undersigned hereby avers that, with respect to the purchase of shares, the undersigned [check as applicable]:

      ____  (a)   will make an election under Section 83(b) solely for purposes of Section 56(b)(3) of the Code (and analogous state law, if any) relating to the Alternative Minimum Tax, and a "protective" election under Section 83(b) (and analogous state law, if any) for all other income tax purposes;

      ____  (b)   will not make an election under Section 83(b) of the Code
                  (and analogous state law, if any) for any purpose.

      4. With respect to any election under Section 83(b) of the Code, "protective" or otherwise, indicated in paragraph (3), above, the undersigned herewith submits an executed copy of the appropriate form of election and acknowledges that copies thereof have been duly and timely filed with the appropriate offices of the Internal Revenue Service and applicable state taxing authorities and that the undersigned will attach a copy of the form of election to the undersigned's federal income tax return for the year of the purchase and, if required, to the undersigned's state income tax return(s) for the same period.

      5. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's purchase of shares under the Agreement or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.


Date:                            Purchaser:
     ----------------------                -------------------------------
Date:                            Spouse:
     ----------------------             ----------------------------------

                      ELECTION PURSUANT TO SECTION 83(B) OF THE
                    INTERNAL REVENUE CODE WITH RESPECT TO PROPERTY
              TRANSFERRED IN CONNECTION WITH THE PERFORMANCE OF SERVICES


      The undersigned hereby makes the election, modified to the extent described in Paragraph 9 below, authorized by Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, with respect to shares of Common Stock of Keynote Systems Incorporated (the "Company") described below acquired by the undersigned on the date shown below. To the extent permitted, this election shall also serve as an election under analogous state law. As required by the Treasury Regulations under Section 83(b), the undersigned supplies herewith the following information:

      1.    The undersigned's name and address are:

      Name:       David Talovic
      Address:    _________________________
                  _________________________

      2.    The undersigned has taxpayer identification number ###-##-####.

      3. The property with respect to which this protective election is made consists of 57,000 shares of Common Stock of the Company.

      4. The date on which the above-described property was transferred to the undersigned was _____________, 19__.

      5. As of the date of transfer, the property was subject to the following substantial risk of forfeiture:
            _________________________________________________________________
            _________________________________________________________________
            _________________________________________________________________
            _________________________________________________________________

      6. The fair market value of the property at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) was $0.025 per share.

      7. The amount paid for the property by the undersigned was $0.025 per share.

      8. A copy of this election has been furnished to the Company, and a copy of this election will be attached to the undersigned's federal income tax return for the year to which this election relates.

      9. If the property was acquired by the exercise of an Incentive Stock Option within the meaning of Section 422 of the Code then, except in the event of a

            "disqualifying disposition" of the property, this election is protective only and does not constitute an agreement to report or include as income subject to federal income tax amounts which, but for this election, are not so reportable or includible.


Date:                            Purchaser:
     ----------------------                -------------------------------
Date:                            Spouse:
     ----------------------             ----------------------------------

                                 Attachment A

                  EXHIBIT 7 OF INCENTIVE STCK OPTION AGREEMENT


      All of the ISO Shares are subject to the Right of Repurchase. The Right of Repurchase shall expire with respect to twenty-five percent (25%) of the total number of ISO Shares on the twelve month anniversary of the Vesting Base Date and, thereafter, with respect to an additional 1/48 of the ISO Shares at the end of each month after the twelve month anniversary of the Vesting Base Date, so that the Right of Repurchase shall have expired with respect to all of the ISO Shares on and after the fourth anniversary of the Vesting Base Date. Notwithstanding the provisions of the preceding sentence regarding expiration of the Right of Repurchase, in the event that upon or after a Sale of the Company, Optionee's employment with the Company, or its successor, is terminated without Cause, then immediately prior to the effectiveness of such termination the Right of Repurchase will expire with respect to all of the ISO Shares and the Company will have no right to repurchase such Shares pursuant to the Right of Repurchase. For such purposes, the term "Sale of the Company" means any sale or disposition of all or substantially all of the assets of the Company, or any merger or consolidation of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization in which more than 50% of the Company's voting power is transferred. The term "Cause" means (i) willfully engaging in gross misconduct that is materially and demonstrably injurious to the Company; (ii) willful and continued failure to substantially perform Optionee's duties with the Company (other than incapacity due to physical or mental illness); provided that the action or conduct described in clause (ii) above will constitute "Cause" only if such failure continues after the Board of Directors has provided Optionee with a written demand for substantial performance setting forth in detail the specific respects in which it believes Optionee has willfully and not substantially performed his duties thereof and a reasonable opportunity (to be not less than 30 days) to cure the same. For the above purposes, a termination by the Company without ause includes a termination of employment by Optionee within 30 days following any of the following events: (x) the assignment of any duties to Optionee inconsistent with, or reflecting a materially adverse change in, Optionee's position, duties, responsibilities or status with the Company, or the removal of Optionee from any of such positions; or (y) the relocation of the Company's principal executive offices, or relocating Optionee's principal place of business, in excess of fifty (50) miles from the Company's current executive offices located in San Mateo, California.